Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White
President and CEO
Phone: 908/206-3700

TRANSTECHNOLOGY RECEIVES COMMITMENT FOR NEW FINANCING

Union, New Jersey, October 8, 2004 — TransTechnology Corporation (NYSE:TT) announced today that it had received a commitment for a new $71.5 million credit facility with a maturity of 42 months. The commitment, provided by Wells Fargo Foothill, Inc. and Ableco Finance LLC, will provide financing adequate to retire all of the company’s existing senior and subordinated debt and provide working capital for the company’s current and expected future needs. The new credit facility is in the form of a $10.0 million revolving line of credit and term loans totaling $61.5 million. The closing of the new financings, expected on or about October 31, 2004, is dependent upon the completion of documentation satisfactory to the lenders and other customary conditions.

Joseph F. Spanier, Vice President and Chief Financial Officer of the company, said, “We are very pleased to have reached this important milestone in our refinancing. The new financing being provided by Wells Fargo and Ableco will allow us to reduce our blended cost of debt to approximately 11.25% from the 19.75% rate of our existing debt. Based upon outstanding debt of $60.3 million at the end of our second quarter of fiscal 2005 that ended September 26th, the lower rates of the new facility will save us approximately $5.1 million in annual interest costs, or $.47 per diluted share.”

Mr. Spanier continued, “Upon the closing of the refinancing, we expect to recognize a non-recurring, pre-tax charge in the third quarter of $2.0 million, or $.19 per diluted share, in connection with the write-off of fees and costs

TransTechnology Corporation	Page 2 of 2
Press Release – Refinancing Commitments
October 8, 2004

associated with the retirement of the old debt. Costs associated with the refinancing and new debt are estimated at $2.0 million and will be capitalized and expensed over the term of the new financing.”

Robert L. G. White, President and CEO of the Company, also announced that the Company had held discussions with the office of the United States Attorney in Newark, New Jersey on October 5, 2004 relative to a possible resolution of the investigation of the overhaul and repair operation of the Company’s Breeze-Eastern division, and that further discussions are planned.

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $64.6 million in the fiscal year ended March 31, 2004.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to complete the refinancing of its senior and subordinated credit facilities on terms and conditions acceptable to the Company; the Company’s ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

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